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                                                                     EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our audit report dated March 29, 2005 on management's assessment of the effectiveness of DCB Financial Corp's internal control over financial reporting as of December 31, 2004, including our opinions on management's assessment and the effectiveness of DCB Financial Corp's (the Company) internal control over financial reporting based on our audit, which report is included in the Company's Annual Report on Form 10-K/A Amendment No. 1, for the year ended December 31, 2004.

We hereby consent to the incorporation by reference of said report in DCB Financial Corp's Registration Statements on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on March 30, 1999, on Form S-8, filed with the Commission on November 17, 1999, on Form S-8, filed with the Commission on May 9, 2002, and on Form S-8, filed with the Commission on June 18, 2004.

/s/ Grant Thornton, LLP
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Grant Thornton, LLP
Cincinnati, Ohio
April 15, 2005